Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 333-193535 on Form N-4 of our report dated April 8, 2022 relating to the financial statements comprising each of the subaccounts of Forethought Life Insurance Company Separate Account A incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm” and “Experts” in such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

April 25, 2022

Consent of Independent Auditors

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 333-193535 on Form N-4 of our report dated March 25, 2022 relating to the statutory-basis financial statements and supplemental schedules of Forethought Life Insurance Company incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

April 25, 2022